Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Meru Networks, Inc.

Dated: February 1, 2014

TENAYA CAPITAL IV, LP

By:	Tenaya Capital IV Annex GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV ANNEX GP, LLC

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV-P, LP

By:	Tenaya Capital IV GP, LP
Its:	General Partner
By:	Tenaya Capital IV GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV-C, LP

By:	Tenaya Capital IV GP, LP
Its:	General Partner
By:	Tenaya Capital IV GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV GP, LP

By:	Tenaya Capital IV GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV GP, LLC

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

/s/ Dave Markland
Thomas Banahan by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Benjamin Boyer by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Stewart Gollmer by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Brian Melton by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Brian Paul by Dave Markland as Attorney-in-fact